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                                                                    EXHIBIT 8(a)
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                       ADMINISTRATIVE SERVICES AGREEMENT

                                BY AND BETWEEN

                   THE UNITED STATES LIFE INSURANCE COMPANY

                           IN THE CITY OF  NEW YORK

                                      AND

                        AMERICAN GENERAL LIFE COMPANIES


THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") made ____________, 1999 to be effective as of January 1, 1998 (the "Effective Date") is by and between THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL"), a New York domiciled life insurance company, and AMERICAN GENERAL LIFE COMPANIES ("AGLC"), a corporation organized pursuant to the laws of Delaware with its principal place of business in Houston, Texas and formerly known as American General Independent Producer Division.

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1.   SERVICES TO BE PROVIDED BY AGLC TO USL.  Subject to the terms, conditions, and limitations of this Agreement, AGLC shall, at USL's request and direction, provide to USL the following services:

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     (b)  MARKETING SUPPORT/PRODUCT DEVELOPMENT AND ADMINISTRATION.  AGLC shall provide administrative services relating to marketing support and product development and administration with respect to insurance and annuity products, both fixed and variable, individual and group, and registered and non-registered, including: (i) conducting formal insurance market research; (ii) developing and designing new products and obtaining regulatory approvals for such products; (iii) developing illustration and sales materials; (iv) provided case design underwriting services; (v) evaluating product performance based on production, expense, persistency, investment and mortality levels; and
          (vi) maintaining sales illustration, advertising materials and re-projection software which are compliant with New York Insurance Law
          (S) 3209 and New York Insurance Regulation 74 and maintained in accordance with New York Insurance Regulation 152.

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     (k)  REGISTERED AND NON-REGISTERED PRODUCT SERVICES.  With respect to: (i)
          the development, sale and servicing of products of USL that are registered with the Securities and Exchange Commission (the "SEC") as well as to "private placement" products which are not registered with the SEC; and (ii) the administration of the SEC-registered and unregistered separate accounts of USL, AGLC shall provide in addition to all any and services described above, all related legal, accounting, including daily pricing of the underlying divisions of the Separate Account and preparation of the statutory and GAAP financial statements, computer support and transfer agent services.

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